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                                                                    Exhibit 5.1



                                October 17, 1996


Dura Pharmaceuticals, Inc.
5880 Pacific Center Blvd.
San Diego, California 92121

   Re:  4,600,000 Shares of Common Stock of Dura Pharmaceuticals, Inc.

Ladies and Gentlemen:

        We have acted as counsel to Dura Pharmaceuticals, Inc., a California corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 4,600,000 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement").

        In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Restated Articles of Incorporation, as amended through the date hereof, the Company's bylaws, as amended through the date hereof, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and Prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus and any further amendments thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                                        Very truly yours,


                                        BROBECK, PHLEGER & HARRISON LLP